As filed with the Securities and Exchange Commission on March 1, 2004 Reg. No. __

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________________

Kaire Holdings Inc.
( Exact name of registrant as specified in its charter)
Delaware	13-3367421
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

5520 Sespe Avenue, Suite D
Fillmore , CA, 93015
(805) 524-0024

(Address of principal executive offices)
________________________________________________

2003 EMPLOYEE COMPENSATION PLAN
(Full title of plan)
________________________________

Steven Westlund
Chief Executive Officer
5520 Sespe Avenue, Suite D
Fillmore, California 93015
(805) 524-0024
(Telephone number, including area code of agent for service)

Copy to:
Owen Naccarato, Esq.
19600 Fairchild, Suite 260
Irvine, CA 92612
(949) 851-9261

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share *	Proposed maximum Aggregate offering Price	Amount of Registration fee

Common Stock ($.001 par value)	2,705,000	$0 .26	$703,300	$ 89.11

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the bid and asked prices per share of the registrant’s common stock reported by the OTC Nasdaq Stock Market on February 27, 2004.

1

EXPLANATORY NOTE

This registration statement registers offers and sales of shares of common stock, issuable upon the exercise of options granted under our Amended 2001 Stock Compensation Plan, that may include shares that constitute "control securities" under General Instruction C to Form S-8. These control securities may be offered and sold on a continuous or delayed basis in the future under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

This registration statement contains two parts. The first part contains an "offer prospectus" prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8.

2

OFFER PROSPECTUS

KAIRE HOLDINGS INCORPORATED

2,705,000 Shares of Common Stock
under the Amended 2003 Stock Compensation Plan
of Kaire Holdings Incorporated

The shares we are registering are either currently held by or will be issued to certain of our stockholders, employees and consultants upon the exercise of stock options or the issuance of shares granted under our Amended 2003 Employee Compensation Plan. We will pay the expenses of registering the shares.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "KAIH." On February 27, 2004, the closing price of our common stock was $0.26 per share.

You should carefully consider the "Risks Factors" section beginning on page 8 of this Offer Prospectus.

These shares have not been approved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined whether this Prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

The date of this Offer Prospectus is March 1, 2004.

3

TABLE OF CONTENTS

SUMMARY	5
RISK FACTORS	7
PROCEEDS FROM SALE OF THE SHARES	11
SELLING STOCKHOLDERS	11
HOW THE SHARES MAY BE DISTRIBUTED	12
LEGAL	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	14
INDEMNIFICATION OF DIRECTORS AND DIRECTORS	15

4

PROSPECTUS SUMMARY

Kaire Holdings Incorporated ("Kaire"), a Delaware corporation, was incorporated on June 2, 1986. Effective February 3, 1998, Kaire changed its name to Kaire Holdings Incorporated from Interactive Medical Technologies, Ltd. in connection with its investment in Kaire International, Inc. ("KII").

In 1999, Kaire formed YesRx.com, Inc., an Internet drugstore focused on pharmaceuticals, health, and wellness and beauty products. YesRx.Com focuses on selling drugs for chronic care as opposed to emergency needs and works mainly with the patient who has regular medication needs and requires multiple refills. In November of 2000, Kaire advanced its business strategy with the introduction of the YesRx Health Advocate Program. The Health Advocate Program provides medication compliance programs to HIV/AIDS, diabetic and senior health communities. The internet drugstore is no longer in operation.

During 2000, Kaire completed a reorganization of Kaire, which included the transfer of the assets of its EZ TRAC, Inc. division to a new corporation, Stason Biotech, Inc., in exchange for 40% of the outstanding common stock of the new corporation. In addition, Kaire acquired Classic Care Pharmacy (see next paragraph). These transactions reflected management’s strategic plan to transform Kaire from a provider of medical testing and laboratory analysis to becoming a provider of prescription medication and supplies to senior citizens and individuals needing chronic care. In November of 2000, Kaire exchanged its ownership interest in Stason for the forgiveness a $175,000 note that Kaire owned Stason.

In May 2000, Kaire acquired Classic Care, Inc. ("Classic Care"), which was organized as a corporation in April 1997, under the Laws of the State of California. Classic Care operated as an agency distributor of pharmaceutical products, via a unique prescription packaging system for consumers at senior assisted living and retirement centers in the Los Angeles area. Classic Care purchased prescription drugs in bulk and filled prescriptions for individuals living in the aforementioned facilities. Primary sales were to individuals and consisted of packaged prescription drugs in prescribed dosages. These packaged drug sales were primarily paid for by Medi-Cal, and the balances of the sales that are not covered by Medi-Cal were paid directly by individuals. Classic Care billed Medi-Cal and other third-party payors on behalf of the customer and received payment directly from Medi-Cal.

On April 17, 2002, Classic Care received notification from the Department of Health Services ("DHS") that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number. As a result of this notification and to distance ourselves from Classic Care Management, on May 20, 2002, Kaire and the original Classic Care Shareholders reached an agreement to settle all amounts due them and we sold our long-term care services business clients to the original Classic Care shareholders, relinquishing all rights in the long-term services business in return for a release from repaying the promissory notes and contingent payments resulting from the original acquisition. In December 2002, Kaire was informed by the Department of Health Services ("DHS") that the Medi-Cal Program was taking the following actions against Classic Care: 1) withholding 100 percent of payment to Classic Care; and 2) temporarily suspending and deactivating Classic Care’s Medi-Cal provider number. In January 2003, Kaire’s management decided to start the process of a voluntary dissolution of Classic Care.

In November 2002, Kaire, through its subsidiary Effective Health, Inc., opened escrow to purchase all tangible and intangible assets of Sespe Pharmacy, a privately held company located in Fillmore, California. The asset acquisition was concluded on January 26, 2003. Kaire has been rebuilding its long-term care services business through Effective Health, Inc.

On March 18, 2003, YesRx, Inc. purchased Entremetrix, a California corporation, by acquiring all of the outstanding capital stock of EntreMetrix, Inc. for a total purchase price of $2,750,000, consisting of a promissory note plus 1,250,000 (post split) restricted shares of KAHI Common Stock. Entremetrix provides financial and administrative support for smaller medical companies, long term board and care facilities, and pharmacies, to their administrators, employees, patients, clients and services providers.

5

On July 10, 2003, Kaire reverse split its common stock at a 200 to one ratio.

For the nine months ended September 30, 2003, we generated revenues in the amount of $4,299,001 and net losses from continuing operations of $938,776 and a net loss of $880,325. In addition, for the year ended December 31, 2002, we generated revenue in the amount of $1,891,003 and a net loss of $3,587,811. Our accumulated deficit for the year ended December 31, 2002 was ($39,603,519).

Subsequent event
On February 12, 2004 documents were drafted for the unwinding of the purchase of EnreMetrix which occurred on March 30, 2003. The terms call for 100% of the outstanding shares of EntreMetrix held by Kaire Holdings Incorporated to be exchanged for the two million five hundred thousand dollars ($2,500,000) note payable to Richard McKinley; and (ii) the two hundred fifty million (250,000,000) pre-split (1,250,000 post split) shares of common stock held by Richard McKinley. There are no outstanding liabilities on either side of this transaction. The executed documents were delivered on February 25, 2004.
EntreMetrix is a national provider of administrative employer and financial support services to small business throughout the country. EntreMetrix and Kaire Holding originally joined forces to capitalize on the cross marketing possibilities that exisited between the two industries. The cross marketing potential never materialized and by separating the management of each company will be able to focus on their own businesses. For the nine month period ending September 30, 2003, EntreMetrix reported $3,437,577 in revenue, $172,619 in gross profit and a ($156,985) net loss

Our principal executive offices are located at 5520 Sespe Avenue, Suite D, Fillmore CA 93015, and our telephone number is (805) 524-0024.

6

Risk Factors

An investment in shares of KAIH’s Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy KAIH’s common stock. If any of the following risks actually occur, KAIH’s business would likely suffer. In these circumstances, the market price of KAIH’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

KAIH has sustained continuing losses making it a risky investment.

KAIH has a history of losses from operations and does not anticipate realizing a profit during the next fiscal year, therefore an investment in KAIH is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $2,165,751at December 31, 2002 and $7,596,792 at December 31, 2001, plus recurring losses from operations which raise some doubt about our ability to continue as a going concern. For the quarter ending September 30, 2003 we have a working capital deficiency of $5,462,702. The financial statements do not include any adjustments that might result from the outcome of this activity.

KAIH incurred a loss for the year ending December 31, 2002 of $3,587,811, a loss of $2,401,210 in the year ending December 31, 2001 and a loss for the nine months ending September 30, 2003 of $880,325. KAIH does not anticipate realizing a profit during the next fiscal year. The accumulated deficit for the year ending December 31, 2002 and 2001 was $39,603,519 and a $36,015,708 respectively. The accumulated deficit through September 30, 2003 was $40,483,844.

We have a history of net losses and negative cash flow and may not be able to satisfy our cash needs from operations.

We reported profits losses the second and third calendar quarters of 2003 and historically, we have incurred consistent quarterly net losses. Further, we cannot guarantee our current business will generate profits in the future.

Here is a list of some of the factors that may affect the future profitability of our business:

  It is likely that we will have to allocate significant cash flow to marketing efforts to acquire new customers.
  There is a national shortage of pharmacists, which may necessitate higher professional personnel costs.
  In the past, we have allocated significant portions of our operating profits to pay debt. If this pattern continues, our net profits may be affected.
  Traditionally, there is a difference in time between when we have to pay our suppliers for product and the time we get paid from our customers. This pattern often    causes us to carry significant amounts of our revenues as accounts receivable. If we have difficulty collecting these receivables, then we may have to allocate our operating profits to pay suppliers, which may result in our net profits being partially or entirely eroded.

KAIH’s failure to cover the cost of goods sold and other expenses may increase the risk that KAIH will be unable to obtain additional funding on acceptable terms .

KAIH’s revenues have been insufficient to cover operating expenses. Therefore, KAIH has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available or that we will be able to obtain funding on terms that are acceptable to us, or that revenues will increase to meet KAIH’s cash needs, or that a sufficient amount of KAIH’s common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of KAIH.

7

Competition in specialty pharmacy business could prevent us from increasing or sustaining revenues or achieving or sustaining profitability.

We may not be able to effectively compete in our businesses due to the fact that many of our competitors are better-financed companies that possess greater access to necessary resources, and who have been in the specialty pharmacy business for a significantly longer period of time than us.

Some of our competitors in the specialty pharmacy business are:

  CVS ProCare
  Priority Pharmacy
  Walgreens
  Rite-Aid

Although we are attempting to establish ourselves as a provider of specialized pharmacy care products and services to selected niche markets, no assurance can be given that our competitors will not use their many advantages over us, and more directly pursue the customers we are attempting to acquire and those who we have already acquired. As previously discussed above, these competitors may have greater financial resources, stronger management resources and a better ability to enhance their share of the market.

Concerning our PEO business, many of our competitors have greater financial and marketing resources than we do, as a result we may experience a reduction in market share and revenues.

The markets for our products and services are highly competitive and rapidly changing. Some of our current and prospective competitors have significantly greater financial, technical, and marketing resources than we do. Our ability to compete in our markets depends on a number of factors, some within and others outside our control. These factors include: the frequency and success of product and services introductions by us and by our competitors, the selling prices of our products and services and of our competitors’ products and services, the performance of our products and of our competitors’ products, product distribution by us and by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support offered by us and by our competitors.

The PEO industry is highly fragmented. While many of our competitors have limited operations, there are several PEO companies equal or substantially greater in size than ours. We also encounter competition from "fee-for-service" companies such as payroll processing firms, insurance companies, and human resources consultants. The large PEO companies have substantially more resources than us and provide a broader range of resources than we do.

As an employer, our operations are affected by numerous federal, state and local laws related to labor, tax, and employment matters.

By entering into a co-employer relationship with employees assigned to work at client company locations, we assume certain obligations and responsibilities or an employer under these laws. However, many of these laws (such as the Employee Retirement Income Security Act ("ERISA") and federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as PEOs; and the definition of "employer" under these laws is not uniform. Additionally, some of the states in which we operate have not addressed the PEO relationship for purposes of compliance with applicable state laws governing the employer/employee relationship. If these other federal or state laws are ultimately applied to our PEO relationship with our worksite employees in a manner adverse to us, such an application could have a material adverse effect on our financial condition or results of operations.

While many states do not explicitly regulate PEOs, many states have passed laws that have licensing or registration requirements for PEOs, and several other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. There can be no assurance that we will be able to satisfy licensing requirements of other applicable relations for all states. Additionally, there can be no assurance that we will be able to renew our licenses in all states.

Our standard agreements with PEO clients are subject to cancellation on 60-days written notice by either the Company or the client.

Accordingly, the short-term nature of our client service agreements make us vulnerable to potential cancellations by existing clients, which could materially and adversely affect our financial condition and results of operations. Additionally, our results of operations are dependent, in part, upon our ability to retain or replace client companies upon the termination or cancellation of our agreements.

Risks Relating to our Stock :

The overhang affect from the resale of the selling shareholders securities on the market could result in lower stock prices when converted

Overhang can translate into a potential decrease in KAIH’s market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, KAIH’s market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

Short selling common stock by warrant and debenture holders may drive down the market price of KAIH’s stock.

The warrant and debenture holder may sell shares of KAIH’s common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of KAIH’s stock’s market price.

The market price of our common stock historically has fluctuated significantly.

Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends, announcements of developments related to our business, fluctuations in our operating results, a shortfall in our revenues or earnings compared to the estimates of securities analysts, announcements of technological innovations, new products or enhancements by us or our competitors, general conditions in the markets we serve, general conditions in the worldwide economy, developments in patents or other intellectual property rights, and developments in our relationships with our customers and suppliers.

In addition, in recent years the stock market in general, and the market for shares of technology and other stocks have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated to our operating performance.

KAIH’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in KAIH’s securities is limited, which makes transactions in KAIH’s stock cumbersome and may reduce the value of an investment in KAIH’s stock.

KAIH’s shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•    The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
•    The brokerage firm’s compensation for the trade.
•    The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

•    Monthly account statement that gives an estimate of the value of each penny stock in your account.
•    A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

?    If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
?    If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
?    If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

KAIH’s absence of dividends or the ability to pay them places a limitation on any investors return.

KAIH anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, KAIH does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of KAIH's Board of Directors and will depend on KAIH's general business condition.

8

Information about forward-looking statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events,
Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

PROCEEDS FROM SALE OF THE SHARES

All of the shares of common stock in this Offer Prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock, and if all of the options are exercised we will not receive any proceeds in connection with the exercise of stock options relating to such shares of common stock.

SELLING STOCKHOLDERS

The shares offered under our Offer Prospectus are being registered for Offers and Sales by selling stockholders who have or may in the future acquire their shares of our common stock by exercising options granted to them under our Amended 2003 Employee Compensation Plan. The selling stockholders named in the following table may resell all, a portion, or none of these shares of our common stock. There is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock offered by them.
Participants under the Amended 2003 Employee Compensation Plan who are deemed to be "affiliates" of the Company who acquire shares of our common stock may be added to the selling stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Selling Stockholder	Shares Beneficially Owned Prior to the Offering (1)		Shares Offered For Sale	Shares Beneficially Owned After Offering If All Offered Shares Are Sold
	Number of Shares	Percentage(5)		Number of Shares	Percentage

Steve Westlund (2) Owen Naccarato (2) Roger Smith (2) Roe Serrano (2) Linda Campbell (2) Joseph Maleki (2) Randy Jones (2) Jay Isco (2)	395,000 375,000 0 0 0 0 0 0	2% 2% 0% 0% 0% 0% 0% 0%	1,000,000 1,000,000 200,000 200,000 50,000 150,000 80,000 25,000	395,000 375,000 0 0 0 0 0 0	0% 0% 0% 0% 0% 0% 0% 0%

2,705,000

9

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement have been exercised. Unless otherwise indicated, we believe that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) Includes all Shares issued to such named individuals upon the exercise of options granted under the Amended 2003 Compensation Plan.

(3) Percentages based on 22,855,519 shares outstanding as of February 26, 2004

HOW THE SHARES MAY BE DISTRIBUTED

The selling shareholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling shareholder will sell any or all of the common stock in this offering. The selling shareholder may use any one or more of the following methods when selling shares:

.    Ordinary brokerage transactions and transactions in which the broker-
dealer solicits purchasers.

.    Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

.    Purchases by a broker-dealer as principal and resale by the broker-
dealer for its own account.

.    An exchange distribution following the rules of the applicable exchange

.    Privately negotiated transactions

.    Short sales or sales of shares not previously owned by the seller

.    Broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share

.    A combination of any such methods of sale any other lawful method

10

The selling shareholder may also engage in:

.    Short selling against the box, which is making a short sale when the seller already owns the shares.

.    Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

.    Pledging shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling shareholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be considered to be an "underwriter" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, and will be subject to the prospectus delivery requirements:

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholder and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. The selling shareholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling shareholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling shareholder and the broker-dealer.

LEGAL OPINION

Owen Naccarato, Esq., has advised us with respect to the validity of the securities offered by this prospectus.

EXPERTS

The financial statements included in our annual report on Form 10-KSB incorporated by reference in this Offer Prospectus have been audited Pohl, McNabola, Berg & Company LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

11

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report or document we file at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0880 for more information about the public reference rooms. Our Securities and Exchange Commission filings are also available from the Securities and Exchange Commission's website located at HTTP://WWW.SEC.GOV.

Quotations for the prices of our common stock appear on the Over-The-Counter Bulletin Board, and reports, proxy statements and other information about us can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Offer Prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.

We incorporate by reference the following filings and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2002 and December 31, 2001;

(b) all other reports filed by the Company pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2002 through the date hereof;

(c) the Registrant’s Form 8-A filed on July 6, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock, and

(d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

This Offer Prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, the registration statement, as permitted by the SEC's rules and regulations. For further information with respect to us and the common stock offered under this Offer Prospectus, please refer to the registration statement, including the exhibits, copies of which may be obtained from the locations described above. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

12

You may request, at no cost, a copy of any or all of the information incorporated by reference by writing or telephoning us at: Kaire Holdings Incorporated: 5520 Sespe Avenue, Suite D, Fillmore, California 93015,
(805) 524-0024.

You should only rely on the information incorporated by reference or provided in this Offer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Offer Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of the stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Board of Directors of the Company may also authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

13

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Kaire Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2002 and December 31, 2001;

(b) all other reports filed by the Company pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2002 through the date hereof;

(c) the Registrant’s Form 8-A filed on July 6, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock, and

(d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Naccarato & Associates. A portion of the shares being registered herein are being issued to Kaire Holding’s attorney in such law firm for services provided to KAIH.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

14

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director’s duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law.

Item 7. Exemption from Registration Claimed
Not applicable.

Item 8.    Exhibits

The Exhibits to this registration statement are listed in the index to Exhibits on page __.

Item 9. Undertakings

(a)    The undersigned registrant hereby undertakes::
    (1)    To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
        (i)    To include any prospectus required by Section 10(a)(3) of the securities Act 1933:
        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

15

         (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however , that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b)    The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company’s annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue .

16

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California on March 1, 2004.

Kaire Holdings, Inc.
By /s/ Steve Westlund
Steve Westlund, President & Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/Steve Westlund Steve Westlund	Chairman of the Board of Directors and Chief Executive Officer	March 1, 2004

17

INDEX TO EXHIBITS

Exhibit NO.	Description	Sequentially Numbered Pages

5.1    Opinion of Counsel, regarding the legality of the securities registered hereunder.

10.54         2003 Employee Compensation Plan

23.1                     Consent of Pohl, McNabola, Berg & Company LLP.

            23.4                     Consent of Counsel (included as part of Exhibit 5.1)

18

19